CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Excel
Publishing, Inc., of our report dated January 23, 2001, relating to the December 31, 2000 financial statements of Excel Publishing, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/ Pritchett, Siler & Hardy


PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
February 19, 2001
                             E-2
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